EXHIBIT 99.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Keystone Automotive Industries, Inc., (the “Company”) on Form 10-Q for the period ending June 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles J. Hogarty, Chief Executive Officer, and I, John M. Palumbo, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Charles J. Hogarty

Charles J. Hogarty
Chief Executive Officer
August 12, 2002

/s/ John M. Palumbo

John M. Palumbo
Chief Financial Officer
August 12, 2002